Exhibit 99.2

Contents

Financial statements

Unaudited consolidated balance sheets	1

Unaudited consolidated statements of income	2

Unaudited consolidated statements of comprehensive income	3

Unaudited consolidated statements of members’ equity	4

Unaudited consolidated statements of cash flows	5

Notes to unaudited consolidated financial statements	6-10

Dental Holding, LLC and Subsidiaries

Unaudited Consolidated Balance Sheets

June 30, 2019 and December 31, 2018

(Dollars in Thousands)

	June 30,	December 31,
	2019	2018
Assets

Current assets:
Cash and cash equivalents	$6,394	$5,622
Account receivables, net	24,486	28,265
Other receivables	1,436	1,744
Inventories, net	50,487	46,233
Prepaid expenses and other current assets	3,553	3,393
Total current assets	86,356	85,257

Property and equipment, net	30,949	30,321

Other assets:
Intangible assets, net	6,385	7,019
Goodwill	20,615	20,588
Other	50	85
	27,050	27,692

	$144,355	$143,270

Liabilities and Members’ Equity

Current liabilities:
Current portion of long-term debt	$5,625	$-
Accounts payable	6,559	6,983
Accrued compensation	7,205	11,201
Accrued expenses	4,824	4,873
Accrued state, foreign and sales taxes	3,049	2,328
Total current liabilities	27,262	25,385

Noncurrent liabilities:
Line of credit	5,658	-
Long-term debt, less current maturities	92,777	-
Capital lease obligations, less current maturities	4,483	4,629
Deferred compensation	520	1,978
Other	593	641
	104,031	7,248
Commitments (Note 11)

Members’ equity	13,062	110,637

	$144,355	$143,270

See notes to unaudited consolidated financial statements.

Dental Holding, LLC and Subsidiaries

Unaudited Consolidated Statements of Income

Six-Month Periods Ended June 30, 2019 and 2018

(Dollars in Thousands)

	2019	2018
Net sales	$102,600	$91,601

Cost of goods sold	39,115	33,351

Gross profit	63,485	58,250

Selling, general and administrative expenses	49,430	47,254

Income from operations	14,055	10,996

Other income (expense):
Interest expense, net	(3,124)	(570)
Foreign exchange gain	158	101
Other, net	(53)	22
	(3,019)	(447)

Income before income taxes	11,036	10,549

Income tax expense	852	894

Net income	$10,184	$9,655

See notes to unaudited consolidated financial statements.

Dental Holding, LLC and Subsidiaries

Unaudited Consolidated Statements of Comprehensive Income

Six-Month Periods Ended June 30, 2019 and 2018

(Dollars in Thousands)

	2019	2018
Net income	$10,184	$9,655

Other comprehensive loss:
Foreign currency translation adjustment	(97)	(619)

Comprehensive income	$10,087	$9,036

See notes to unaudited consolidated financial statements.

Dental Holding, LLC and Subsidiaries

Unaudited Consolidated Statements of Members’ Equity

Six-Month Periods Ended June 30, 2019 and 2018

(Dollars in Thousands)

		Accumulated
	Undistributed	Other	Total
	Members’	Comprehensive	Members’
	Equity	Income (Loss)	Equity
Balance, January 1, 2018	$95,217	$187	$95,404
Distributions	(3,891)	-	(3,891)
Net income	9,655	-	9,655
Other comprehensive loss	-	(619)	(619)
Equity-based compensation	206	-	206
Balance, June 30, 2018	$101,187	$(432)	$100,755

Balance, January 1, 2019	$111,449	$(812)	$110,637
Distributions	(107,662)	-	(107,662)
Net income	10,184	-	10,184
Other comprehensive loss	-	(97)	(97)

Balance, June 30, 2019	$13,971	$(909)	$13,062

See notes to unaudited consolidated financial statements.

Dental Holding, LLC and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

Six-Month Periods Ended June 30, 2019 and 2018

(Dollars in Thousands)

	2019	2018
Cash flows from operating activities:
Net income	$10,184	$9,655
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,777	2,378
Allowance for doubtful accounts	93	(89)
Deferred compensation	517	310
Stock compensation	-	206
Changes in operating assets and liabilities:
Accounts receivable	3,561	8,281
Other receivables	306	(43)
Inventories	(4,626)	(9,158)
Prepaid expenses and other assets	(78)	292
Accounts payable	(420)	(1,232)
Accrued compensation	(4,147)	(4,856)
Accrued expenses and other liabilities	396	(2,283)
Income taxes payable	992	821
Deferred compensation payments	(1,978)	-
Net cash provided by operating activities	7,577	4,282

Cash flows from investing activities:
Purchases of property and equipment	(2,739)	(3,266)
Net cash used in investing activities	(2,739)	(3,266)

Cash flows from financing activities:
Borrowings on line of credit	34,278	-
Payments on line of credit	(28,620)
Borrowings on long-term debt	100,000	-
Repayments on long-term debt	(1,250)	-
Payment of deferred financing costs	(366)	-
Distributions paid	(107,662)	(3,891)
Payment on related party capital lease obligations	(145)	(112)
Net cash used in financing activities	(3,765)	(4,003)

Effect of exchange rates on cash	(301)	(32)

Net increase (decrease) in cash and cash equivalents	772	(3,019)

Cash and cash equivalents:
Beginning of period	5,622	10,881

End of period	$6,394	$7,862

Supplemental disclosures of cash flow information:
Interest paid	$3,005	$424
Income taxes paid	$488	$1,803

See notes to unaudited consolidated financial statements.

Dental Holding, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

(Dollars in Thousands except Share and per Share information)

Note 1.	Nature of Business and Significant Accounting Policies

Basis of presentation: The unaudited consolidated financial statements have been prepared pursuant to the rules and regulations of interim financial reporting. Therefore, certain information and disclosures normally included in financial statements and related notes prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) have been condensed or omitted. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes thereto included in the Company’s December 31, 2018, consolidated financial statements. In management’s opinion, the accompanying unaudited consolidated financial statements reflect all adjustments (consisting of only normal recurring unaudited adjustments) considered necessary for a fair presentation of the Company’s unaudited consolidated balance sheets as of June 30, 2019 and the unaudited consolidated statements of income for the six-months ended June 30, 2019 and 2018.

Foreign financial concentration: Assets located outside the United States of America (U.S.) were approximately 23% of total assets as of June 30, 2019. Sales to customers located outside of the U.S. approximated 28 and 32% of net sales for the six-month periods ended June 30, 2019 and 2018, respectively. Net income attributable to foreign operations approximated $2,426 and $2,956 for the six-month periods ended June 30, 2019 and 2018, respectively.

Customer concentration: Sales to two customers for the six-month period ended June 30, 2019, approximated $26,369 (related party - parent company of Hurley Healthcare Corp. (HHC), see Notes 7 and 12) and $13,366, and comprised 36.5% of net sales. Accounts receivable from such customers approximated $5,051 (related party - parent company of HHC) and $4,081, respectively, and comprised 38% of accounts receivable at June 30, 2019. Sales to two customers for the six-month period ended June 30, 2018, approximated $23,438 (related party - parent company of Hurley Healthcare Corp. (HHC), see Notes 7 and 12) and $11,820, and comprised 34% of net sales.

The Company typically has higher revenues with customers in the second half of their calendar year.

Accounts receivable: Accounts receivable are stated net of allowances of approximately $998 at June 30, 2019 and $860 at December 31, 2018.

Impairment of long-lived assets: There was no impairment of long-lived assets for the six-month periods ended June 30, 2019.

Goodwill: There was no impairment of goodwill for the six-month periods ended June 30, 2019 or 2018.

Intangible assets: There was no impairment of intangible assets for the six-month periods ended June 30, 2019 or 2018.

Foreign currency: Transaction gains and losses are included in the unaudited consolidated statements of income as a component of other expenses, with net gains approximating $158 and $101 for the six-month periods ended June 30, 2019 and 2018, respectively.

Self-insurance: Accruals for reported claims and claims incurred but not reported (IBNR) are based on all relevant data, including statistical data and historical experience, and approximated $503 at June 30, 2019 and $547 at December 31, 2018.

Advertising: Advertising expenses approximated $3,078 and $3,248 for the six-month periods ended June 30, 2019 and 2018, respectively.

Dental Holding, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

(Dollars in Thousands except Share and per Share information)

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

Product development: Product development costs approximated $880 and $828 for the six-month periods ended June 30, 2019 and 2018, respectively.

Shipping revenue and costs: Direct costs associated with the shipment of products, which approximated $1,181 and $1,097 for the six-month periods ended June 30, 2019 and 2018, respectively, are included as a component of selling, general and administrative expenses.

Recent accounting pronouncements: In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14, which defers the effective date of ASU 2014-09 one year, making it effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the standard will have on the unaudited consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU and its subsequently issued amendments supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. A modified retrospective transition approach is required. An entity may adopt the guidance either (1) retrospectively to each prior reporting period presented in the financial statements with a cumulative-effect adjustment recognized at the beginning of the earliest comparative period presented or (2) retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment. This new standard is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the impact of the pending adoption of the new standard on the unaudited consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The ASU simplifies the measurement of goodwill impairment by eliminating the requirement that an entity compute the implied fair value of goodwill based on the fair values of its assets and liabilities to measure impairment. Instead, goodwill impairment will be measured as the difference between the fair value of the reporting unit and the carrying value of the reporting unit. The ASU also clarifies the treatment of the income tax effect of tax deductible goodwill when measuring goodwill impairment loss. ASU 2017-04 will be effective for the Company beginning on January 1, 2022. ASU 2017-04 must be applied prospectively with early adoption permitted. The Company is currently evaluating the impact of the adoption of this guidance on its unaudited consolidated financial statements.

Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through December 16, 2019, the date the unaudited consolidated financial statements were available to be issued.

Dental Holding, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

(Dollars in Thousands except Share and per Share information)

Note 2.	Inventories

Inventories at June 30, 2019 and December 31, 2018, consist of the following:

	June 30, 2019	December 31, 2018
Raw materials	$4,012	$3,857
Work in process	2,659	2,476
Finished goods - manufactured	36,128	34,625
Finished goods - purchased	8,643	6,240
Total	51,442	47,198
Less allowance for reduction to net realizable value	(955)	(965)
Inventories	$50,487	$46,233

Inventories on a LIFO basis are equivalent to inventories on a FIFO basis as of June 30, 2019 and December 31, 2018.

Note 3.	Property and Equipment

Depreciation and amortization of property and equipment totaled approximately $2,205 and $1,805 for the six-month periods ended June 30, 2019 and 2018, respectively.

Estimated additional costs to complete projects included in construction in progress approximated $4,262 at June 30, 2019 and $2,709 at December 31, 2018.

Note 4.	Intangible Assets

Amortization expense totaled approximately $554 and $573 for the six-month periods ended June 30, 2019 and 2018, respectively.

Note 5.	Goodwill

The following table represents the balance and changes in goodwill as of June 30, 2019 and June 30, 2018:

Balance as of January 1, 2018	$9,495
Foreign currency effect	23
Balance as of June 30, 2018	$9,518

Balance as of January 1, 2019	$20,588
Foreign currency effect	27
Balance as of June 30, 2019	$20,615

Dental Holding, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

(Dollars in Thousands except Share and per Share information)

Note 6.	Line of Credit and Long-Term Debt

On January 15, 2019, the Company entered into a new credit agreement which provided for a revolving line of credit of $30,000 and a term loan of $100,000, both with a maturity date of January 15, 2024. The term loan requires quarterly principal payments ranging from $1,250 to $2,500 through maturity. Interest on the outstanding loans is based on either prime (with a floor based on one month LIBOR plus 2.5%) or LIBOR, plus a spread based on leverage. The loans are subject to fixed charge and total leverage ratio financial covenants. The loans are secured by substantially all assets in the United States. $5,658 is outstanding on the line of credit at June 30, 2019. The Company used the borrowings on the term loan to pay distributions to the Class A unit holders in the amount of $100,000.

Maturities of long-term debt as of June 30, 2019, net of deferred financing costs of $348, are as follows:

Years ending December 31:
July 1 - December 31, 2019	$3,750
2020	7,500
2021	10,000
2022	10,000
2023	10,000
Thereafter	57,500
$98,750

Note 7.	Members’ Equity

On January 14, 2019, the option holder (Note 8) exercised his options to purchase 700,000 Class A units from HHC. As a result of this exercise, HHC’s ownership of Class A units decreased from 55% to 48%, and the option holder became a 7% owner of the Company’s Class A units. No Class B units are outstanding as of June 30, 2019 or December 31, 2018. As of June 30, 2019 and December 31, 2018, the Company had 10,000,000 Class A units outstanding.

The Company’s amended and restated Operating Agreement provides HHC with a put right, if certain conditions, that would require the Company to repurchase all of the outstanding membership units owned by HHC. Additionally the Operating Agreement provides the Company with a call right, if certain conditions exist, that would allow the Company to repurchase all of the outstanding membership units owned by HHC. No conditions exist that would trigger the HHC put right or the Company’s call right as of June 30, 2019.

Note 8.	Equity-Based Compensation

Compensation expense for the stock options, recorded on the straight-line method over the vesting period, was $206 for the six-month period ended June 30, 2018. There was no expense recorded for the six-month period ended June 30, 2019.

Note 9.	Employee Benefit Plan

Company matching contributions approximated $524 and $730 for the six-month periods ended June 30, 2019 and 2018, respectively.

Dental Holding, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

(Dollars in Thousands except Share and per Share information)

Note 10.	Deferred Compensation

The Company recognized approximately $517 and $310 for the six-month periods ended June 30, 2019 and 2018, respectively, related to the deferred compensation plans. During the six-month period ended June 30, 2019, approximately $1,978 was paid out related to the plan.

Note 11.	Commitments and Contingencies

The long-term capital lease obligations are included in noncurrent liabilities and the current portion is included in accrued expenses and are summarized as follows as of June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
Capital lease obligations	$4,723	$4,846
Less current portion of capital lease obligations	(240)	(217)
	$4,483	$4,629

Total rent expense for operating leases approximated $895 and $640 for the six-month periods ended June 30, 2019 and 2018, respectively.

Note 12.	Related-Party Transactions

Amounts in accrued expenses related to a marketing differential that J&J, a subsidiary of Dental Holding, LLC, owes to the parent company of HHC approximated $152 as of June 30, 2019 and $350 as of December 31, 2018. The Company recognized approximately $168 and $179 of expense for the six-month periods ended June 30, 2019 and 2018, respectively, related to this agreement.

On July 1, 2010, the Company entered into a preferred vendor agreement with the parent company of HHC. The preferred vendor agreement requires the Company to make marketing support payments of $1,000 per year for three years of the agreement, and $500 per year thereafter until such time that the agreement is terminated by either party (no earlier than June 30, 2020).

During 2018 and 2017, the Company made annual payments of $500 related to the preferred vendor agreement with the parent company of HHC, which are being amortized over the period out of prepaid expenses and other current assets, respectively. The Company recognized $250 of expense for the six-month periods ended June 30, 2019 and 2018, related to this agreement.

The Company recognized $372 of expense for each of the six-month periods ended June 30, 2019 and 2018, related to the preferred vendor agreement with HF Illinois.

The Company has a receivable form an employee of the Company for personal expenses in the amount of $91 at June 30, 2019 and $277 at December 31, 2018.

Note 13.	Sale Transaction

On October 1, 2019, Dental Holding, LLC sold 100 percent of its interest in its wholly owned subsidiaries to Cantel Medical Corp. As a result of this transaction, the Company paid off its revolving line of credit and long-term debt, and its credit agreement was terminated.